INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation of our report dated February 23, 2000 on the financial statements of qmed, Inc. and Subsidiaries as of November 30, 1999, 1998 and 1997 and for the years ended November 30, 1999, 1998 and 1997, which is included in the Annual Report on form 10-K of qmed, Inc. and Subsidiaries.


                                        /s/ Amper, Politziner & Mattia P.A.

                                        AMPER, POLITZINER & MATTIA P.A.

February 24, 2000

Edison, New Jersey


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